Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 22, 2018 (except as to earnings per share and Note 8, as to which the date is May 1, 2018) relating to the financial statements of Amesite Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Detroit, MI

July 12, 2018